UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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NETSTREIT Corp.
(Name of Registrant as Specified In Its Charter)

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April 5, 2021
Dear Fellow Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of NETSTREIT Corp. (the “Company” or “NETSTREIT”) to be held through a virtual web conference at www.virtualshareholdermeeting.com/NTST2021 on May 19, 2021, at 9:00 a.m. Central Daylight Time. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit questions during the meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are admitted when the meeting starts.
We have included with this letter a proxy statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about NETSTREIT from documents we have filed with the Securities and Exchange Commission (the “SEC”).
We are delivering our proxy statement and annual report pursuant to the SEC rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery method expedites stockholders’ receipt of proxy materials and lowers the cost and environmental impact of our Annual Meeting. On or about April 5, 2021, we will mail to our stockholders a notice containing instructions on how to access our proxy materials. In addition, the notice includes instructions on how you can receive a paper copy of our proxy materials.
You are being asked at the Annual Meeting to elect directors named in this proxy statement, to ratify the retention of KPMG LLP as our independent registered public accounting firm and to transact any other business properly brought before the meeting.
We encourage you to vote your shares prior to the Annual Meeting. You may vote your shares through one of the methods described in the enclosed proxy statement. We strongly urge you to read the accompanying proxy statement carefully and to vote FOR the nominees proposed by the Board of Directors and in accordance with the recommendations of the Board of Directors on the other proposals by following the voting instructions contained in the proxy statement.
Sincerely,

Mark Manheimer
President and Chief Executive Officer
This proxy statement is dated April 5, 2021 and is first being made available to stockholders on April 5, 2021.

5910 N. Central Expressway, Suite 1600
Dallas, Texas 75206
NOTICE OF 2021 ANNUAL MEETING
OF STOCKHOLDERS
To Be Held on May 19, 2021
Time and Date:	Wednesday, May 19, 2021, at 9:00 a.m. Central Daylight Time (the “Annual Meeting”)

Online check-in will be available beginning at 8:30 a.m. Central Daylight Time. Please allow ample time for the online check-in process.

Place:	This year’s Annual Meeting will be held through a virtual web conference at www.virtualshareholdermeeting.com/NTST2021.

To participate in the Annual Meeting, you will need your 16-digit control number included in your Notice of Internet Availability of the Proxy Materials, on your proxy card, or any additional voting instructions accompanying these proxy materials.

Record Date:	March 25, 2021 (the “Record Date”)

Items to be Voted On:	1.
To elect the following seven nominees to the Board of Directors (the “Board”): Mark Manheimer, Todd Minnis, Michael Christodolou, Heidi Everett, Matthew Troxell, Lori Wittman and Robin Zeigler (Proposal One);

	2.	To ratify the retention of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal Two); and

	3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

How to Vote:
IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS ANNUAL MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL PROMPTLY VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, MAIL OR VIA THE INTERNET, AS DESCRIBED IN THE PROXY STATEMENT. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

Our Board has fixed the close of business on March 25, 2021 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.
By Order of the Board of Directors,

Andrew Blocher
Chief Financial Officer, Treasurer and Secretary
Date: April 5, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 19, 2021.

We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials to certain of our stockholders. This Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

i

NETSTREIT CORP.
2021 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s 2020 performance, please review our 2020 Annual Report on Form 10-K.
2021 Annual Meeting of Stockholders
•	Date and Time: May 19, 2021, 9:00 a.m. Central Daylight Time. Online check-in will be available at 8:30 a.m. Central Daylight Time. Please allow ample time for the online check-in process.
•
Location: This year’s Annual Meeting will be held through a virtual web conference at www.virtualshareholdermeeting.com/NTST2021. To participate in the Annual Meeting, you will need your 16-digit control number included in your Notice of Internet Availability of the Proxy Materials, on your proxy card, or any additional voting instructions accompanying these proxy materials.

•	Record Date: March 25, 2021
•
Voting: Stockholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for the other proposals to be voted on.

•	Shares of Common Stock Outstanding (as of the record date): 28,432,643
•	Stock Symbol: NTST
•	Exchange: New York Stock Exchange (“NYSE”)
•	Registrar & Transfer Agent: Computershare Trust Company, N.A.
•	Principal Executive Office: 5910 N. Central Expressway, Suite 1600, Dallas, Texas 75206
•	Corporate Website: www.NETSTREIT.com
•	Investor Relations Website: www.investors.NETSTREIT.com
Items to be Voted on
Proposal	Our Board’s Recommendation
Election of Directors (page 3)	FOR
Ratification of Retention of Independent Registered Public Accounting Firm (page 26)	FOR

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE PROXY STATEMENT. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

Director Nominees
	Board Committees
Name	Director Since	Independent	Audit	Comp	Nominating	Investment
Mark Manheimer	2019
Todd Minnis	2019
Michael Christodolou	2020	X	X			X
Heidi Everett	2020	X		X	X
Matthew Troxell	2019	X	X	C		C
Lori Wittman	2019	X	C		X
Robin Zeigler	2020	X		X	C	X
“C” = Chair of Committee “X” = Member of Committee	Director Term: One Year Board Meetings in 2020: 9 Standard Board Committee Meetings in 2020: Audit (5), Compensation (0), Nominating (0)
Corporate Governance Highlights
•	Each member of our Board is elected annually and we may not elect to classify our Board pursuant to Subtitle 8 of Title 3 of the Maryland General Corporation Law (“MGCL”) without stockholder approval.
•	Five of our seven directors meet the independence requirements of the NYSE.
•	Each committee of our Board is comprised entirely of independent directors.
•	We have a separate Chair of the Board and Chief Executive Officer.
•	We have a Lead Independent Director.
•	43% of our Board are women.
•	Our directors are elected by a majority of the votes cast in uncontested elections.
•
We have opted out of the Maryland Control Share Acquisition Act of the MGCL, and we may not opt into the provisions of the Maryland Control Share Acquisition Act without the approval of our stockholders.

•
We have exempted any business combination between us and any person from the Maryland Business Combination Act of the MGCL, and we may not opt into the provisions of the Maryland Business Combination Act without the approval of our stockholders.

•	Our Bylaws may be amended by the vote of stockholders entitled to cast at least a majority of the votes entitled to be cast upon at a duly organized meeting of stockholders.
Executive Compensation Highlights
•	Pay program aligned with Company performance and business strategy.
•	Balanced mix of performance measures.
•	Independent compensation consultant for the Compensation Committee.
•	Post-vesting holding period required for performance awards.
•	Policy prohibiting hedging or pledging of Company stock by insiders.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)
Upon the recommendation of our Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board has nominated the seven individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2022 or until their successors, if any, are elected or appointed. Our Articles of Amendment and Restatement (“Charter”) and Amended and Restated Bylaws (“Bylaws”) provide for the annual election of directors. Each director nominee must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees. In addition, our Corporate Governance Guidelines contain a resignation policy which provides that in the event an incumbent director fails to receive a majority of the votes cast in an uncontested election, such director shall promptly tender his or her resignation to the Board for consideration. The Board has determined that each director nominee, other than Mr. Manheimer and Mr. Minnis, if elected, would be an independent director, as further described below in “Corporate Governance — Independence of Directors.”
All of the director nominees listed below have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.
Name	Position
Mark Manheimer	Director, President and Chief Executive Officer
Todd Minnis	Chair of the Board
Michael Christodolou	Director
Heidi Everett	Director
Matthew Troxell	Lead Independent Director
Lori Wittman	Director
Robin Zeigler	Director
Biographical information relating to each of the director nominees is set forth below under “Directors and Management” and incorporated by reference herein.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.
PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

DIRECTORS AND MANAGEMENT
Director Biographical Information
The names of our directors, certain biographical information about our directors, and the experiences, qualifications, attributes or skills that the Nominating Committee considered when recommending the directors for nomination, are set forth below. Ages are as of March 25, 2021.
MARK MANHEIMER Director, President and Chief Executive Officer Age: 44 Board Committees: None
Mr. Manheimer has served as our President, Chief Executive Officer and director since October 2019. Prior to that, Mr. Manheimer served as Chief Investment Officer of EB Arrow and Fund Manager of EB Arrow’s Single Tenant Net Lease Group from February 2018 to October 2019. From April 2012 through September 2016, Mr. Manheimer was Executive Vice President — Head of Asset Management of Spirit (NYSE: SRC), a REIT that invests primarily in single tenant net leased real estate. Mr. Manheimer was a member of Spirit’s Investment Committee and Executive Committee. Prior to Spirit, Mr. Manheimer was the Head of Sale Leaseback Acquisitions at Cole, a real estate investment services company, from October 2009 to April 2012. Mr. Manheimer previously worked at Realty Income Corporation (NYSE: O), a REIT that invests in free standing, single tenant commercial properties that are subject to triple net leases, underwriting net lease real estate transactions, at Patriarch Partners, a private investment firm, investing and managing distressed debt and equity investments, and at First Union Securities, a financial services firm, in their Leveraged Finance department. Mr. Manheimer holds a B.S. in Finance from the University of Florida and an M.B.A. from the University of Notre Dame. Mr. Manheimer’s industry experience, leadership abilities and strategic insight make him a valued member of the Board.

TODD MINNIS Chair of the Board Age: 50 Board Committees: None
Mr. Minnis has served as the Chair of the Board since October 2019. Mr. Minnis founded EB Arrow, a real estate investment platform specializing in retail property investment, in 2009 as its Managing Partner and has served as its Chief Executive Officer since May 2009. Prior to EB Arrow, Mr. Minnis served as the Managing Director of Cypress Equities, the development subsidiary of The Staubach Company, from March 2003 to January 2009 and worked at The Staubach Company from 1992 to 2003. Mr. Minnis holds a B.S. in Economics and a B.A. in Foreign Languages from Southern Methodist University and an M.B.A. from the University of Texas at Austin McCombs School of Business. Mr. Minnis’ leadership, executive and business experience, along with his 25 years of experience in the commercial real estate investment industry make him a valued member of the Board.

MICHAEL CHRISTODOLOU Director Age: 59 Board Committees: • Audit Committee • Investment Committee
Mr. Christodolou has served as a director since August 2020. Mr. Christodolou is the Manager of Inwood Capital Management LLC, an investment management firm he founded in 2000. From 1988 to 1999, Mr. Christodolou was employed by Bass Brothers/Taylor & Company, an investment firm. Mr. Christodolou has served as a director of Lindsay Corporation (NYSE: LNN), a manufacturer of agricultural irrigation and transportation infrastructure products, since 1999 and served as Chair of the Board of Lindsay Corporation from 2003 to January 2015. He currently serves as a member of Lindsay Corporation’s Audit Committee and Human Resources and Compensation Committee. From 2016 until it was acquired in December 2017, Mr. Christodolou served on the Board of Directors of Omega Protein Corporation, a nutritional products company. From 2015 to 2016, Mr. Christodolou served on the Board of Directors of Farmland Partners, Inc. (NYSE: FPI), a REIT that acquires and owns high quality North American farmland. Mr. Christodolou also previously served on the Board of Directors of XTRA Corporation from 1998 until 2001 when it was acquired by Berkshire Hathaway Inc. Mr. Christodolou received an M.B.A. and a B.S. in Economics from the Wharton School. Mr. Christodolou’s knowledge of the investment and capital markets and his experience as a director of public companies make him a valued member of the Board.

HEIDI EVERETT Director Age: 44 Board Committees: • Compensation Committee • Nominating Committee
Ms. Everett has served as a director since August 2020. Ms. Everett is the President and Chief Executive Officer of Star Cypress Partners, LLC, a management consulting company that she founded in 2012. Previously, Ms. Everett was Vice President of The Wentworth Group, a private equity firm, and a Board Director for the Stafford Family Foundation. Prior to that, Ms. Everett was Lead Associate at Booz Allen Hamilton, an information technology consulting firm, within the Strategy & Organization Team from 2004 to 2011. Ms. Everett received an M.B.A. in Strategy and Operations from Georgetown University — The McDonough School of Business and a B.S. in Biology from Duke University. Ms. Everett’s broad consulting experience, in particular in strategy and organizational development, change management and workforce development, gives her a unique perspective that makes her a valued member of the Board.

MATTHEW TROXELL, CFA® Lead Independent Director Age: 63 Board Committees: • Audit Committee • Compensation Committee (Chair) • Investment Committee (Chair)
Mr. Troxell has served as a director since December 2019. Mr. Troxell joined AEW Capital Management, LP (“AEW”), a real estate investment manager, as the first member of AEW’s Real Estate Securities Group in September 1994. Prior to his retirement in December 2019, he served as a Managing Director and Senior Portfolio Manager of AEW, and was also a member of the firm’s Management Committee and Risk Management Committee. As Head of the Securities Group, he was responsible for all of AEW’s domestic and global REIT portfolios, managing a team with offices in Boston, London and Singapore. Prior to joining AEW, Mr. Troxell was a Vice President and Assistant to the President of Landmark Land Company, a real estate management company, from 1984 to 1992. From 1980 to 1984, he was an equity securities analyst at A.G. Becker Paribas. Mr. Troxell received his B.A. in Economics from Tufts University and is a CFA charterholder. Mr. Troxell’s REIT investment experience and strategic insight make him a valued member of the Board.

LORI WITTMAN Director Age: 62 Board Committees: • Audit Committee (Chair) • Nominating Committee
Ms. Wittman has served as a director since December 2019. Ms. Wittman has served as an advisor to Big Rock Partners Acquisition Corp. (“Big Rock”), a blank check company, since February 2020. From September 2017 to February 2020, Ms. Wittman served as Chief Financial Officer and a member of the Board of Directors of Big Rock. From August 2015 to August 2017, Ms. Wittman was the Chief Financial Officer of Care Capital Properties, Inc. (NYSE: CCP), a public healthcare REIT with a diversified portfolio of triple net leased properties, which merged with Sabra Healthcare REIT, Inc. in 2017. Previously, Ms. Wittman was Senior Vice President of Capital Markets and Investor Relations at Ventas, Inc., a REIT focused on the healthcare sector from 2011 to August 2015. Prior to her time at Ventas, Ms. Wittman served in a number of finance, accounting and capital markets related roles at various companies, including General Growth Properties, Big Rock Partners, LLC and Heitman Financial. Ms. Wittman has been a director of IMH Financial Corporation (“IMH”), a real estate investment and finance company, since July 2014, and currently serves as Chair of the Compensation Committee and as a member of the Audit Committee of IMH. Ms. Wittman has also served as a director of Global Medical REIT Inc. (NYSE: GMRE), a REIT engaged primarily in the acquisition of healthcare facilities, since May 2018, and currently serves as Chair of the Audit Committee and a member of the Compensation Committee of GMRE. Ms. Wittman also serves as a director of Freehold Properties, a real estate investment company, and currently serves as the Chair of the Audit Committee. Ms. Wittman received an M.B.A., Finance and Accounting from the University of Chicago, an M.C.P., Housing and Real Estate Finance from the University of Pennsylvania and a B.A. from Clark University. Ms. Wittman’s thorough knowledge of finance, accounting, capital markets, taxes, control systems and her experience with REITs make her a valued member of the Board.

ROBIN ZEIGLER Director Age: 48 Board Committees: • Compensation Committee • Nominating Committee (Chair) • Investment Committee
Ms. Zeigler has served as a director since July 2020. Ms. Zeigler has served as Chief Operating Officer, Executive Vice President of Cedar Realty Investment Trust (NYSE: CDR), an equity REIT, since March 2016. From January 2015 to March 2016, Ms. Zeigler served as Executive Vice President—Head of Operations of Penzance, a commercial real estate investment company. Prior to that, Ms. Zeigler served as Chief Operating Officer, Mid-Atlantic Region of Federal Realty Investment Trust (NYSE: FRT), an equity REIT, from 2004 to January 2015. Earlier in her career, Ms. Zeigler served in various roles at KeyBank Real Estate Capital, Lendlease Real Estate Investments and Ernst & Young LLP. Ms. Zeigler received an M.B.A. in Real Estate from Georgia State University and a B.S. in Accounting from Florida A&M University. Ms. Zeigler’s real estate investment experience and public company experience make her a valued member of the Board.

Executive Biographical Officer Information
The names and certain biographical information about our executive officers are set forth below (other than Mr. Manheimer, whose information is set forth above under “—Directors”). Ages are as of March 25, 2021.
ANDREW BLOCHER Chief Financial Officer, Treasurer and Secretary Age: 56
Mr. Blocher has served as our Chief Financial Officer, Treasurer and Secretary since January 2020. Mr. Blocher founded APBlocher Executive Consulting in October 2017 and served as a principal for that company until January 2019. Prior to that, Mr. Blocher served as Executive Vice President, Chief Financial Officer and Treasurer at First Potomac Realty Trust (NYSE: FPO), a REIT that invested in industrial properties, business parks and office properties, from September 2012 to October 2017, when it was acquired by Government Properties Income Trust (Nasdaq: GOV). Mr. Blocher previously served in a variety of roles at Federal Realty Investment Trust (NYSE: FRT), most recently Senior Vice President, Chief Financial Officer and Treasurer. Mr. Blocher holds a B.S. in Finance from Indiana University’s Kelley School of Business and an M.B.A. from The George Washington University.

Key Employee Biographical Information
The names and certain biographical information about our key employee are set forth below. Ages are as of March 25, 2021.
JEFF FUGE Senior Vice President, Acquisitions Age: 38
Mr. Fuge has served as our Senior Vice President, Acquisitions since December 2019. Prior to that, Mr. Fuge served as Director of Capital Markets at EB Arrow from September 2018 to December 2019. From July 2015 to August 2018, Mr. Fuge served as Senior Vice President at Compass Point Research & Trading, LLC, an investment bank focused on financial services, real estate and related industries. From September 2010 to July 2015, Mr. Fuge served as Client Relations Director at Aegis Financial. Mr. Fuge holds a B.A. in History and minor in Business Administration from the College of Charleston and an M.B.A. from The George Washington University.

RANDY HAUGH Senior Vice President, Finance Age: 43
Mr. Haugh has served as our Senior Vice President, Finance since February 2020. Mr. Haugh most recently served in the U.S. Real Estate fund management group at The Carlyle Group (Nasdaq: CG), a private equity, alternative asset management and financial services corporation, from January 2018 to February 2020. Prior to that, Mr. Haugh served as Vice President of Finance from July 2015 to October 2017 and Director of Finance from 2013 to July 2015 at First Potomac Realty Trust, a REIT that invested in industrial properties, business parks and office properties. Mr. Haugh holds a B.S. in Economics and a Certificate of Accounting from University of Virginia.

KIRK KLATT Senior Vice President, Real Estate Age: 44
Mr. Klatt has served as our Senior Vice President, Real Estate since December 2019. Prior to that, Mr. Klatt served as Chief Acquisitions Officer, Single Tenant Net Lease Group of EB Arrow from July 2010 to December 2019. From 2008 to 2010, Mr. Klatt served as Development Services Manager for Duke Realty Corporation (NYSE: DRE), an industrial logistics property REIT. Prior to his work with Duke, Mr. Klatt managed large scale public and private site development projects as a licensed professional engineer. Mr. Klatt holds a B.S. in Civil Engineering from Texas Tech University and an M.B.A. from the University of Texas at Dallas. Mr. Klatt is also a licensed real estate salesperson in the State of Texas.

PATRICIA MCBRATNEY Senior Vice President and Chief Accounting Officer Age: 46
Ms. McBratney has served as our Senior Vice President and Chief Accounting Officer since May 2020. Prior to that, Ms. McBratney served as Chief Accounting Officer of American Bath Group, a manufacturer of bathing products, from July 2017 to May 2020. From May 2015 to June 2017, Ms. McBratney served as Chief Accounting and Administrative Officer of Mill Creek Residential Trust LLC, a real estate developer. From 2013 to March 2015, Ms. McBratney served as Vice President and Controller of CyrusOne, a REIT. Ms. McBratney started her career at Deloitte & Touche LLP. Ms. McBratney holds a B.S. in Accounting from Oklahoma State University. Ms. McBratney is also a Certified Public Accountant.

CHAD SHAFER Senior Vice President, Credit and Underwriting Age: 45
Mr. Shafer has served as our Senior Vice President, Credit and Underwriting since May 2020. Prior to that, Mr. Shafer served in various roles at JPMorgan Chase & Co., a financial services firm (“JPM”), from 1998 to May 2020, including most recently as the Executive Director — Wholesale Credit Risk from November 2019 to May 2020. Mr. Shafer’s prior positions at JPM include Executive Director — Head of Real Estate Banking Portfolio Management (November 2017 to November 2019), Executive Director — Head of Key Relationship Group — Credit Risk (May 2016 to November 2017), Executive Director — Credit Risk — Commercial Term Lending (2014 to May 2016), Vice President — Credit Manager (2010 to 2014), Vice President — Government Non-Profit Healthcare Underwriter (2009 to 2010), Vice President CMBS (2004 to 2008), Associate — REIT Investment Banking Coverage (2003 to 2004), Commercial Real Estate Underwriter (2000 to 2003) and Credit Analyst/Sr. Credit Analyst (1998 to 2000). Mr. Shafer holds a B.S. in Finance from Butler University.

CORPORATE GOVERNANCE
Corporate Governance Highlights
The following is a summary of our corporate governance highlights:
•	Each member of our Board is elected annually and we may not elect to classify our Board pursuant to Subtitle 8 of Title 3 of the Maryland General Corporation Law (“MGCL”) without stockholder approval.
•	Five of our seven directors meet the independence requirements of the NYSE.
•	Each committee of our Board is comprised entirely of independent directors.
•	We have a separate Chair of the Board and Chief Executive Officer.
•	We have a Lead Independent Director.
•	43% of our Board are women.
•	Our directors are elected by a majority of the votes cast in uncontested elections.
•
We have opted out of the Maryland Control Share Acquisition Act of the MGCL, and we may not opt into the provisions of the Maryland Control Share Acquisition Act without the approval of our stockholders.

•
We have exempted any business combination between us and any person from the Maryland Business Combination Act of the MGCL, and we may not opt into the provisions of the Maryland Business Combination Act without the approval of our stockholders.

•	Our Bylaws may be amended by the vote of stockholders entitled to cast at least a majority of the votes entitled to be cast upon at a duly organized meeting of stockholders.
Structure of the Board
Our business and affairs are managed under the direction of our Board. Our directors have been elected to serve a term ending at the Annual Meeting. Pursuant to our Charter and Bylaws, the number of our directors may not be fewer than the minimum number required by Maryland law, which is one, and may not be greater than fifteen, and will generally be determined from time to time by resolution of the Board. Our Board currently consists of seven persons.
Criteria for Selection of Directors
The Nominating Committee is responsible for (i) reviewing the structure, organization, function and composition of the Board and its committees and make recommendations to the Board regarding changes to the size and composition of the Board or any committee thereof, (ii) identifying, recruiting, screening and interviewing individuals that the Nominating Committee believes are qualified to become Board members, and selecting, or recommending that the Board select, the director nominees to stand for election at each annual meeting of stockholders of the Company in which directors will be elected, (iii) considering potential director candidates recommended by the Company’s management and stockholders in the same manner as nominees identified by the Nominating Committee. Pursuant to our Corporate Governance Guidelines, directors should possess the highest personal and professional ethics, integrity and values. Necessary qualifications may include the ability to make independent judgments, general understanding of the Company’s business, other Board service, professional background, education and diversity. Directors should be committed to devoting sufficient time and energy to diligently performing their duties as directors. The Board and the Nominating Committee are committed to actively seeking out diverse candidates to be considered as director nominees. The Nominating Committee views diversity broadly to include diversity of experience, skills, and viewpoints as well as traditional diversity concepts such as race and gender.

Board and Committee Self-Evaluations
Our Board conducts an annual self-evaluation of itself and its committees to assess its effectiveness and identify opportunities for improvement. Our Board believes that this process supports continuous improvement and provides opportunities to strengthen Board and committee effectiveness.
Independence of Directors
Our Corporate Governance Guidelines provide that a majority of the members of the Board, and each member of the Audit Committee, Compensation Committee and Nominating Committee, must meet the criteria for independence set forth under applicable law and the New York Stock Exchange (“NYSE”) listing standards. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. In addition to considering the NYSE independence criteria, the Board will consider all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director.
The Board, following consultation with the Nominating Committee, has made director independence determinations with respect to each of our current directors. Based on the NYSE independence guidelines, the Board has affirmatively determined that (i) Messrs. Christodolou and Troxell and Mses. Everett, Wittman and Zeigler (A) have no relationships or only immaterial relationships with us, (B) meet the NYSE independence guidelines with respect to any such relationships and (C) are independent; and (ii) Messrs. Manheimer and Minnis are not independent. Mr. Manheimer is our President and Chief Executive Officer (the “CEO”) and Mr. Minnis is affiliated with our predecessor entity.
Board’s Role in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its four standing committees, the Audit Committee, the Compensation Committee, the Nominating Committee and the Investment Committee, each of which addresses risks specific to its respective areas of oversight. In particular, as more fully described below, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. Our Nominating Committee provides oversight with respect to governance-related risks and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability creating conduct. Our Investment Committee provides oversight with respect to the Company’s investments.
Other Board Information
Leadership Structure of the Board
Todd Minnis is our Chair of the Board and has served in that role since October 2019. Our Board has decided to maintain separate non-executive chair and CEO roles to allow our CEO to focus on the execution of our business strategy, growth and development, while allowing the non-executive chair to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chair. While our Bylaws and Corporate Governance Guidelines do not require that our non-executive chair and CEO positions be separate, the Board believes that having separate positions is the appropriate leadership structure for the Company at this time. Additionally, since the Chair of the Board does not qualify as independent, the independent directors have elected Matthew Troxell to serve as the Lead Independent Director of the Board. As Lead Independent Director, Mr. Troxell presides at all meetings of the Board at which the Chair is not present. The Lead Independent Director serves as liaison between the Chair of the Board and the independent directors; approves information sent to the Board; and approves Board meeting agendas and schedules to assure that there is sufficient time for discussion of all agenda items.

Board Meetings
In 2020, our Board held nine meetings. In addition to our Board meetings, our directors attend meetings of committees established by our Board. Each of our director nominees attended at least 75% of the meetings of our Board and the committees on which he or she served during 2020 that were held when he or she was a director. Our directors are encouraged to attend all annual and special meetings of our stockholders.
Meetings of Non-Employee Directors
In accordance with our Corporate Governance Guidelines and the listing standards of the NYSE, our non-employee directors meet regularly in executive sessions of the Board without management present. Mr. Troxell, the Lead Independent Director, has presided over these executive sessions.
Committees of the Board
Our Board has four committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Investment Committee, each of which meets the NYSE independence standards and other governance requirements for such a committee. The principal functions of each committee are briefly described below. Additionally, our Board may from time to time establish other committees to facilitate the Board’s oversight of management of the business and affairs of our company. The charters of the Audit Committee, the Compensation Committee and the Nominating Committee are available on our website at www.NETSTREIT.com. The information on, or otherwise accessible through, our website does not constitute a part of this proxy statement.
	Board Committees
Name	Director Since	Independent	Audit	Comp	Nominating	Investment
Mark Manheimer	2019
Todd Minnis	2019
Michael Christodolou	2020	X	X			X
Heidi Everett	2020	X		X	X
Matthew Troxell	2019	X	X	C		C
Lori Wittman	2019	X	C		X
Robin Zeigler	2020	X		X	C	X
“C” = Chair of Committee
“X” = Member of Committee
Audit Committee
In 2020, the Audit Committee held five meetings. The Audit Committee charter defines the Audit Committee’s principal functions, including oversight related to:
•	the integrity of our financial statements and financial reporting process;
•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;
•	our accounting and financial reporting processes;
•	our systems of disclosure controls and procedures and internal control over financial reporting;
•	the performance of our internal audit functions;
•	our compliance with financial, legal and regulatory requirements; and
•	our overall risk exposure and management.
The Audit Committee is also responsible for appointing, compensating, retaining and overseeing an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans for and results of the audit engagement, approving services that may be provided by the independent registered public accounting firm, including audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also will prepare the audit committee report required by SEC regulations to be included in our annual report.
Our Audit Committee consists of three members, Lori Wittman, Matthew Troxell and Michael Christodolou, with Lori Wittman serving as chair. Our Board has affirmatively determined that all directors serving on the Audit Committee meet the definition of “independent director” based on the standards of the NYSE, and satisfy the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has also determined that (i) each member of the Audit Committee qualifies as an “audit committee financial expert” under SEC rules and regulations and (ii) each member of the Audit Committee is “financially literate” as the term is defined by NYSE listing standards.
Compensation Committee
In 2020, the Compensation Committee did not hold any meetings. The Compensation Committee charter defines the Compensation Committee’s principal functions, including oversight related to:
•
annually review and approve our corporate goals and objectives with respect to compensation for our Chief Executive Officer and, at least annually, evaluating the Chief Executive Officer’s performance in light of those goals and objectives to set his or her annual compensation, including salary, bonus, fees, benefits, incentive awards and perquisites;

•	review and approve compensation of other executive officers, including salaries, bonuses, fees, benefits, incentive awards and perquisites;
•	review and approve new incentive compensation plans and equity-based plans and amendments to any existing plans;
•	assist the Board in developing and evaluating potential candidates for executive officer positions and overseeing the development of executive succession plans;
•
review and discuss with management our compensation discussion and analysis required by SEC regulations and recommending to the Board that such compensation discussion and analysis be included in our annual report; and

•	prepare the compensation committee report to be included in our annual report.
The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel or other adviser as it deems appropriate. Our Compensation Committee consists of three members, Matthew Troxell, Heidi Everett and Robin Zeigler, with Matthew Troxell serving as chair. Our Board has affirmatively determined that all directors who serve on the Compensation Committee are independent under applicable NYSE rules and that each member of our Compensation Committee meets the definition of a “non-employee trustee” for the purposes of serving on our Compensation Committee under the Exchange Act.
The Compensation Committee also has the authority, in its sole discretion, to select and retain any compensation consultant to be used by the Company to assist with the execution of the Compensation Committee’s duties and responsibilities, or to engage independent counsel or other advisors as it deems necessary or appropriate to carry out its duties. The Compensation Committee engaged FPL Associates L.P., a nationally recognized compensation consulting firm, as an independent compensation consultant in the last fiscal year to assist with advice on executive compensation, director compensation, and incentive plan design.
Nominating Committee
In 2020, the Nominating Committee did not hold any meetings. The Nominating Committee charter defines the Nominating Committee’s principal functions, including oversight related to:
•	identifying and recommending candidates to fill vacancies on the Board and for election by the stockholders;
•	recommending committee assignments for members to the Board;

•	facilitating the Board’s annual evaluation of the performance of the Board, its committees and individual directors; and
•	developing and recommending to the Board appropriate corporate governance policies, practices and procedures for our company.
Our Nominating Committee currently consists of, Robin Zeigler, Heidi Everett and Lori Wittman, with Robin Zeigler serving as chair. Our Board has affirmatively determined that all directors who serve on the Nominating Committee are independent under NYSE listing standards.
Investment Committee
The Investment Committee charter defines the Investment Committee’s principal functions, including oversight related to:
•
reviewing and approving transactions resulting in (i) an acquisition involving an investment by the Company in a single property, either directly or indirectly, in an amount equal to or greater than $25 million; (ii) an acquisition involving an investment by the Company in a portfolio of properties, either directly or indirectly, where the investment in property leased to a single tenant or credit is an amount equal or greater than $25 million; (iii) an acquisition of property or assets from a “related person” (as defined in the Company’s Related Party Transactions Policies and Procedures); or (iv) a disposition of property in a transaction or series of related transactions involving an amount equal to or greater than $15 million;

•	reviewing and approving, on an annual basis, a budget for capital expenditures for the succeeding fiscal year; and
•	at least annually, reviewing and evaluating the investment performance of the Company’s portfolio with management.
Our Investment Committee currently consists of three members, Matthew Troxell, Michael Christodolou and Robin Zeigler, with Matthew Troxell serving as chair. Our Board has affirmatively determined that all directors who serve on the Investment Committee are independent under NYSE listing standards.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that seeks to identify and mitigate conflicts of interest between our employees, directors and officers, including with respect to corporate opportunities. However, we cannot assure you that these policies or provisions of law will always be successful in eliminating or minimizing the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of our stockholders. Among other matters, our Code of Business Conduct and Ethics will be designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code;
•	accountability for adherence to the code of business conduct and ethics;
•	the protection of the Company’s legitimate business interests, including its assets and corporate opportunities; and
•	confidentiality of information entrusted to directors, officers and employees by the Company and its tenants.

Any waiver of the Code of Business Conduct and Ethics for our directors or executive officers must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law and NYSE regulations. The Code of Business Conduct and Ethics available on our website at www.NETSTREIT.com. The information on, or otherwise accessible through, our website does not constitute a part of this proxy statement.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves, or in the past has served, as a member of the Board or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of the Company.
Communications to the Board
Stockholders and interested parties can contact the Board (including the Chair of the Board, Lead Independent Director and non-employee directors) through written communication sent to NETSTREIT Corp., 5910 N. Central Expressway, Suite 1600, Dallas, Texas 75206, Attention: Andrew Blocher, Chief Financial Officer, Treasurer and Secretary. Our Chief Financial Officer reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that is directed to the Board or that, in the opinion of the Chief Financial Officer, deals with the functions of the Board or Board committees or that he otherwise determines requires the Board’s or any Board committee’s attention. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process by which stockholders may communicate with the Board. Any such changes will be reflected in our Corporate Governance Guidelines, which are posted on our website at www.NETSTREIT.com.
Communications of a confidential nature can be made directly to our non-employee directors or the Chair of the Audit Committee regarding any matter, including any accounting, internal accounting control or auditing matter, by submitting such concerns to the Audit Committee or the Lead Independent Director. Any submissions to the Audit Committee or the Lead Independent Director should be marked confidential and addressed to the Chair of the Audit Committee or the Lead Independent Director, as the case may be, c/o NETSTREIT Corp., 5910 N. Central Expressway, Suite 1600, Dallas, Texas 75206.
Recommendation of Directors by Stockholders
In accordance with its charter, the Nominating Committee will consider candidates for election as a director of the Company that are recommended by any stockholder, provided that the recommending stockholder follows the procedures set forth in Article II, Section 11 of the Bylaws for nominations by stockholders of persons to serve as directors. The Nominating Committee evaluates such candidates in the same manner by which it evaluates other director candidates considered by the Nominating Committee, as described above.
Pursuant to Article II, Section 11 of the Bylaws, nominations of persons for election to the Board at a meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who sends a timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our Secretary at the Company’s principal executive offices not earlier than 150 days nor less than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.
The stockholder’s notice or recommendation is required to contain certain prescribed information about each person whom the stockholder proposes to recommend for election as a director, the stockholder giving notice and the beneficial owner, if any, on whose behalf notice is given. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. Recommendations or notices relating to director nominations should be sent to NETSTREIT Corp., 5910 N. Central Expressway, Suite 1600, Dallas, Texas 75206, Attention: Andrew Blocher, Chief Financial Officer, Treasurer and Secretary. See “Stockholder Proposals for 2022 Annual Meeting of Stockholders.”
A copy of our Bylaws, as amended, has been filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on August 21, 2020.
Director Compensation
The following table presents information regarding the compensation earned or paid during fiscal year 2020 to our non-employee directors who served on the Board during the year. Directors who are employees of us or any of our subsidiaries do not receive any compensation for their services as directors.
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Todd Minnis	100,000	—	—	100,000
Matthew Troxell	84,307	—	—	84,307
Lori Wittman	87,778	—	—	87,778
Robin Zeigler	39,389	37,486	—	76,875
Heidi Everett	27,921	28,134	—	56,055
Michael Christodolou	27,921	28,134	—	56,055
David Busker	47,079	—	—	47,079
Murtaza Ali	36,365	74,991	—	111,356
(1)
Mr. Ali and Ms. Zeigler were elected to the Board on February 21, 2020 and July 10, 2020, respectively. On August 17, 2020, in connection with the closing of our initial public offering, Messrs. Busker and Ali resigned from the Board, effective immediately, and the Board elected Ms. Everett and Mr. Christodolou to serve as directors and fill the vacancies on the board created by such resignations.

(2)
The amounts reported in this column include cash retainers and other fees earned for service as directors in 2020, prior to and following the closing of our initial public offering (as described in more detail below under “—Director Compensation Program”). The cash fees reported in this column for Messrs. Busker and Ali were paid to Tilden Park Capital Management LP and Davidson Kempner Hawthorne Partners LLC, respectively, in respect of each applicable director’s service on the Board.

(3)
The amounts reported in this column represent for each non-employee director, the grant date fair value of the annual restricted stock unit (“RSU”) awards granted to our non-employee directors in 2020 (as summarized below under the heading, “2020 Restricted Stock Unit Grants”). The grant date fair value of each award was calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the RSU awards, please see Note 10 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The RSUs reported in this column for Mr. Ali were issued to Davidson Kempner Hawthorne Partners LLC in respect of Mr. Ali’s service as a director. As of December 31, 2020, each non-employee director held the following outstanding equity awards (other than Messrs. Busker and Ali, who ceased serving as directors prior to that date and forfeited any unvested awards): (i) Mr. Minnis—3,375 unvested RSUs; (ii) Mr. Troxell—2.531 unvested RSUs; (iii) Ms. Wittman—2,531 unvested RSUs; (iv) Ms. Zeigler—1,898 unvested RSUs; (v) Ms. Everett—1,563 unvested RSUs; and (vi) Mr. Christodolou—1,563 unvested RSUs.

Director Compensation Program
Our Board has established a compensation program for our non-employee directors. Effective upon the closing of our private offering and through the closing of our initial public offering, our non-employee directors received the following compensation:
•	Annual Cash Retainer: $75,000 annually, payable in quarterly installments in arrears (and prorated for partial service).
•
Chair Fees: Mr. Minnis received an additional $25,000 annual cash retainer in 2020 for his service as Chair of the Board. In addition, effective May 12, 2020, Ms. Wittman began receiving an Audit Committee Chair fee ($5,000 per quarter; prorated for the second quarter of 2020) in respect of the services she performed for the Company and the Board in advance of the initial public offering.

•
Equity Awards: Annual award of RSUs with a value at grant of approximately $75,000, vesting ratably over three years (with the Chair of the Board receiving an additional award of RSUs with a value at grant of approximately $25,000), subject to continued service as a director through each vesting date. The non-employee directors who were in service on the Board on the closing date of our private offering received their annual RSU awards at that time (and received no awards in 2020). Any directors who began serving on the Board following the closing of our private offering (either prior to or at the closing of the initial public offering) received prorated RSU grants at the time that they commenced providing services as directors.
Effective upon the closing of our initial public offering, the Board established a non-employee director compensation program with the following components:
•	Annual Cash Retainer: $75,000 annually, payable in quarterly installments in arrears (and prorated for partial service).
•
Chair Fees: Mr. Minnis continues to receive an additional $25,000 annual cash retainer for his service as Chair of the Board. Also, the Chairs of the Audit Committee, the Compensation Committee, the Nominating Committee and the Investment Committee receive an additional annual cash retainer of $20,000, $15,000, $10,000 and $10,000, respectively.

•
Equity Awards: Annual award of RSUs with a value at grant of approximately $75,000, vesting on the first anniversary of the grant date, generally subject to continued service as a director through the vesting date. Effective with our initial public offering, the Chair of the Board receives the same annual RSU award as other non-employee directors (i.e., the Chair no longer receives an additional annual award of RSUs with a value of $25,000 at grant).

We also reimburse our directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including without limitation travel expenses in connection with their attendance in-person at Board and committee meetings.
2020 Restricted Stock Unit Grants
In 2020, our non-employee directors received awards of RSUs prior to and at the time of completion of our initial public offering, as summarized below:
•
In connection with their commencement of service as directors prior to the completion of our initial public offering, Mr. Ali received 3,797 RSUs on February 21, 2020 (which he forfeited in connection with his resignation, as noted above) and Ms. Zeigler received 1,898 RSUs on July 10, 2020, in each case, vesting in approximately equal installments on each of the first three anniversaries of the grant date and generally subject to continued service as a director through each applicable vesting date.

•
On the date of completion of our initial public offering and commensurate with their commencement of service as directors, Ms. Everett and Mr. Christodolou each received 1,563 RSUs vesting in approximately equal installments on each of the first three anniversaries of August 17, 2020, generally subject to continued service as a director through each applicable vesting date.

Messrs. Busker, Minnis and Troxell and Ms. Wittman did not receive RSU awards in 2020.

Security Ownership of Certain Beneficial Owners, Directors and Management
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement.
The following table sets forth information, as of March 25, 2021, known to us about the beneficial ownership of shares of our common stock by our 5% or greater stockholders and by our named executive officers, directors and executive officers and directors as a group. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of March 25, 2021 or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. There were 1,533,012 limited partnership units in our operating partnership (“OP units”) outstanding as of March 25, 2021, which are redeemable into shares of our common stock on a one-for-one basis. The following table does not assume that the outstanding OP units are redeemed for shares of our common stock on a one-for-one basis. The percentage calculations set forth in the table are based on 28,432,643 shares of common stock outstanding on March 25, 2021, rather than based on the percentages set forth in stockholders’ Schedules 13G or 13D, as applicable, filed with the SEC.
Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise indicated, the address of each named person is c/o NETSTREIT Corp., 5910 N. Central Expressway, Suite 1600, Dallas, TX 75206. No shares beneficially owned by any executive officer or director have been pledged as security.
	Common Stock and Securities Exchangeable for Common Stock(1)
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class(2)
5% or Greater Stockholders
Affiliates of Tilden Park(3)	2,784,809	9.8%
Affiliates of DK(4)	2,708,860	9.5%
Affiliates of Long Pond(5)	2,708,809	9.5%
Morgan Stanley(6)	1,719,360	6.0%
Executive Officers and Directors
Mark Manheimer(7)	35,663	*
Andrew Blocher(8)	12,228	*
Todd Minnis(9)	1,688	*
Michael Christodolou(10)	7,500	*
Heidi Everett(11)	—	—
Matthew Troxell(12)	16,266	*
Lori Wittman(13)	5,016	*
Robin Zeigler(14)	—	—
All executive officers and directors as a group (8 persons)	78,361	*
*	Less than 1%.
(1)	The holders of OP units have the right to redeem their OP units for shares of our common stock on a one-for-one basis (subject to certain adjustments).
(2)	Percentages are rounded.
(3)
Based solely on a Schedule 13G filed by Tilden Park with the SEC on February 1, 2021. Represents 2,784,809 shares of common stock owned by Tilden Park Investment Master Fund LP, a Cayman Islands exempted limited partnership and an affiliate of Tilden Park. The address for Tilden Park Investment Master Fund LP is c/o Tilden Park Capital Management LP, 452 Fifth Avenue, 28th Floor, New York, New York 10028.

(4)
Based solely on a Schedule 13G filed by DK with the SEC on February 11, 2021. Represents (i) 79,370 shares of common stock owned by M.H. Davidson & Co., a New York limited partnership and affiliate of DK, (ii) 495,450 shares of common stock owned by Davidson Kempner Partners, a New York limited partnership and affiliate of DK, (iii) 1,044,807 shares of common stock owned by Davidson Kempner Institutional Partners, L.P., a Delaware limited partnership and affiliate of DK and (iv) 1,089,233 shares of common stock owned by Davidson Kempner International, Ltd., a British Virgin Islands business company and affiliate of DK (collectively, the “DK Entities”). The address for the DK Entities is 520 Madison Avenue, 30th Floor, New York, New York 10022.

(5)
Based solely on a Schedule 13G filed by Long Pond with the SEC on February 12, 2021. Represents (i) 2,035,443 shares of common stock owned by Long Pond US Master, LP, a Delaware limited partnership and affiliate of Long Pond, and (ii) 673,417 shares of common stock owned by Long Pond Offshore (I) LLC, a Cayman Islands limited liability company and affiliate of Long Pond (collectively, the “Long Pond Entities”). The address for the Long Pond Entities is c/o Long Pond Capital, LP, 527 Madison Avenue, 15th Floor, New York, New York 10022.

(6)
Based solely on a Schedule 13G filed by Morgan Stanley and Morgan Stanley Investment Management Inc. (“Morgan Stanley Investment Management”) with the SEC on February 11, 2021. The address for Morgan Stanley is 1585 Broadway, New York, New York 10036 and the address for Morgan Stanley Investment Management is 522 5th Avenue, 6th Floor, New York, New York 10036.

(7)	Includes 8,884 Class B OP units, which may be redeemed for shares of common stock on a one-for-one basis and are held in Mr. Manheimer’s IRA account. Excludes 229,332 unvested RSUs.
(8)	Includes 2,000 shares of common stock held in accounts for the benefit of Mr. Blocher’s children and of which Mr. Blocher acts as custodian. Excludes 129,772 unvested RSUs.
(9)	Excludes 7,668 unvested RSUs.
(10)	Excludes 5,856 unvested RSUs.
(11)	Excludes 5,856 unvested RSUs.
(12)	Excludes 6,824 unvested RSUs.
(13)	Excludes 6,824 unvested RSUs.
(14)	Excludes 6,191 unvested RSUs.

EXECUTIVE COMPENSATION
The following provides compensation information for fiscal years 2020 and 2019 pursuant to the scaled disclosure rules applicable to emerging growth companies under SEC rules and the JOBS Act with respect to (i) Mark Manheimer, our President and Chief Executive Officer, and (ii) Andrew Blocher, our Chief Financial Officer, Treasurer and Secretary, and our only other executive officer serving in fiscal year 2020 (collectively, our “named executive officers”).
Summary Compensation Table
The following Summary Compensation Table discloses compensation information for fiscal years 2020 and 2019 with respect to our named executive officers. Certain other information is provided in the narrative sections following the Summary Compensation Table.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Mark Manheimer President and Chief Executive Officer	2020	550,000	687,500	549,990	11,400	1,798,890
	2019	16,042	—	3,000,005	—	3,016,047
Andrew Blocher(4) Chief Financial Officer, Treasurer and Secretary	2020	346,023	437,500	2,049,983	9,917	2,843,423
(1)
The amounts reported in this column represent discretionary bonuses paid with respect to 2020. Fifty percent (50%) of the amounts reported in this column for 2020 were paid in the form of RSUs pursuant to the Alignment of Interest Program described below.

(2)
The amounts reported in this column for 2020 represent the grant date fair value of time-vested RSU awards granted to our named executive officers, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the RSU awards, please see Note 10 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(3)	The amounts reported in this column for 2020 represent employer matching contributions under the Company’s 401(k) plan made to each named executive officer.
(4)
Mr. Blocher commenced employment as Chief Financial Officer, Treasurer and Secretary on January 6, 2020. Mr. Blocher was not a named executive officer in 2019 and thus, only 2020 compensation information is shown for him in this table.

Narrative to the Summary Compensation Table
Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The base salaries paid to our named executive are set forth below:
Name	2020 Base Salary Rate ($) (Effective January 1, 2020)	2021 Base Salary Rate ($) (Effective January 1, 2021)
Mark Manheimer	550,000	600,000
Andrew Blocher(1)	350,000	375,000
(1)	Mr. Blocher’s 2020 base salary rate was effective on January 6, 2020, his employment start date.
Discretionary Annual Cash Incentive
Each of our named executive officers was eligible to receive a discretionary cash bonus with respect to 2020 as determined by the Compensation Committee, based on a target opportunity equal to 100% of base salary. Given the success of our initial public offering in 2020, the Compensation Committee determined to pay each of Messrs.

Manheimer and Blocher 2020 cash bonuses at 125% of target, i.e., $687,500 for Mr. Manheimer and $437,500 for Mr. Blocher. As noted below under the heading, “Outstanding Equity Awards at 2020 Fiscal Year-End—Alignment of Interest Program,” each of Messrs. Manheimer and Blocher elected to receive RSUs in lieu of 50% of their 2020 annual cash bonuses.
Employee Benefit and Retirement Programs
In 2020, we did not maintain a qualified defined benefit plan or nonqualified deferred compensation plan for our named executive officers or other employees. We maintain a health and welfare plan and a qualified defined contribution 401(k) plan in which all of our eligible employees, including our named executive officers, may participate. The Company will match 100% of up to the first 3% and 50% for the next 2% of a participant’s deferral per year under the 401(k) plan. Eligible employees are 100% vested in their 401(k) plan accounts.
Employment Agreements
We have entered into employment agreements with Messrs. Manheimer and Blocher. There is no specified term under either employment agreement and each executive’s employment thereunder constitutes “at will” employment.
Each employment agreement provides for, among other things: (i) an annual base salary of $550,000 for Mr. Manheimer and $350,000 for Mr. Blocher, (ii) an annual cash incentive bonus with a target bonus opportunity of 100% of annual base salary, with the actual amount earned ranging from 0% to 200% of target based on actual achievement against performance metrics to be established by the Compensation Committee, (iii) eligibility to receive annual long term incentive compensation awards in form, including vesting restrictions, and amount determined in the sole discretion of the Compensation Committee and the Board and (iv) participation in the Company’s employee benefit and welfare plans.
Upon a termination of Mr. Manheimer’s or Mr. Blocher’s employment by the Company without “cause” subject to a general release of claims in favor of the Company, the executive is entitled to: (i) severance equal to two times the executive’s base salary, (ii) a prorated annual incentive bonus for the year of termination based on actual performance, (iii) reimbursement of up to 18 months of COBRA premiums and (iv) full acceleration of time based equity awards and pro-rated vesting of performance based equity awards based on actual performance. Mr. Blocher is also entitled to receive the foregoing severance benefits in the event of his resignation from employment in the event that the Company requires him, without his consent, to relocate his primary place of employment more than 50 miles from its location as of his employment start date.
“Cause” generally means the executive’s: (i) conviction of, or plea of guilty or no contest to, any felony or any crime involving fraud or moral turpitude, (ii) commission of any acts or omissions constituting gross negligence or gross misconduct that causes material financial or reputation harm to the company, (iii) commission of fraud, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of the Company, (iv) violation of any of the material terms of the employment agreement or any written Company policy, (v) breach of fiduciary duty owed to the Company, (vi) failure to perform any material aspect of the executive’s lawful duties or responsibilities of employment or failure to comply with any lawful directive of our Board or (vii) disqualification or bar by any governmental or self-regulatory authority from serving in the capacity required by the executive’s job description, or loss of any governmental or self-regulatory license that is reasonably necessary for the executive to perform his duties or responsibilities.
Each employment agreement also contains confidentiality and non-disparagement provisions, which apply indefinitely, and non-competition as well as client and employee non solicitation provisions that apply during the term of the employment agreement and for two years (in the case of Mr. Manheimer) or one year (in the case of Mr. Blocher), in each case, following a termination of such executive’s employment for any reason.
If prior to the date that the Company no longer qualifies as an emerging growth company within the meaning of the Securities Act or otherwise becomes required to hold a shareholder advisory vote on executive compensation pursuant to the Exchange Act (“EGC Status End Date”) and Mr. Manheimer or Mr. Blocher become liable for the excise tax imposed by Code Section 4999 (“Excise Tax”) in connection with their employment, then the Company shall pay an amount equal to the sum of the Excise Tax payable by the executive, plus the amount necessary to put the executive in the same after tax position in which the executive would have been if the executive had not incurred any tax liability under Code Section 4999. From and after the EGC Status End Date, if Mr. Manheimer or Mr. Blocher

become liable for the Excise Tax in connection with their employment, then the payments that give rise to the Excise Tax liability will be reduced by the Company to the extent necessary so that no portion of the payments is subject to the Excise Tax, only to the extent that such reduction results in the executive retaining a greater amount of payments on an after-tax basis.
Outstanding Equity Awards at 2020 Fiscal Year-End
The following table shows outstanding equity awards as of December 31, 2020 held by our named executive officers.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark Manheimer	30,555(2)	595,517	—	—
	121,519(3)	2,368,405	—	—

Andrew Blocher	30,555(2)	595,517	—	—
	75,949(3)	1,480,246	—	—
(1)	The value of the unvested RSU awards is shown assuming a market value of $19.49 per share, the closing market price of a share of our common stock on December 31, 2020.
(2)
As noted below under the heading, “IPO Awards,” Messrs. Manheimer and Blocher received awards of RSUs under the Omnibus Plan in connection with our initial public offering. These RSUs vest ratably on each of the first five anniversaries of August 17, 2020, respectively, generally subject to each executive’s continued employment through each vesting date.

(3)
As noted below under the heading, “Private Offering Awards,” Messrs. Manheimer and Blocher received awards of RSUs under the Omnibus Plan in connection with the private offering. These RSUs vest ratably on each of the first five anniversaries of December 23, 2019 and January 6, 2020, respectively, generally subject to each executive’s continued employment through each vesting date.

Omnibus Incentive Plan
Our Board adopted, and our stockholders approved, the Omnibus Plan, effective December 23, 2019. The purposes of the Omnibus Plan are to give us a competitive advantage in attracting, retaining and motivating employees (including prospective employees), directors and consultants, align the interests of those individuals with the Company’s stockholders and promote ownership of the Company’s equity. To accomplish these purposes, the Omnibus Plan provides for the grant of stock options (both stock options intended to be “incentive stock options” intended to meet the requirements under Section 422 of the Code and “nonqualified stock options” that do not meet such requirements), stock appreciation rights (“SARs”), restricted shares, RSUs, long term incentive plan units (“LTIP units”), dividend equivalent rights, other share based, share related or cash based awards (including performance based awards) (collectively “awards”), with each grant evidenced by an award agreement providing the terms of the award. Incentive stock options may be granted only to our employees; all other awards may be granted to our employees, directors and consultants.
Private Offering Awards
In connection with the private offering, we issued 151,899 RSUs pursuant to the Omnibus Plan to Mr. Manheimer and 75,949 RSUs to Mr. Blocher. These RSU grants vest ratably on each of the first five anniversaries of the grant date, generally subject to each executive’s continued employment through the applicable vesting dates and will receive accelerated vesting if we terminate an executive’s employment without “cause,” as such term is defined in each executive’s employment agreement.

IPO Awards
In connection with our initial public offering, we issued 30,555 RSUs to each of Messrs. Manheimer and Blocher and 105,557 RSUs to other employees pursuant to the Omnibus Plan. These RSU grants will vest ratably on each of the first five anniversaries of the grant date, subject to each grantee’s continued employment through the applicable vesting dates and will receive accelerated vesting if we terminate the grantee’s employment without “cause” or, if applicable, the grantee resigns with “good reason,” as such terms are defined in each executive’s employment agreement.
Alignment of Interest Program
On March 3, 2021, the Compensation Committee adopted an Alignment of Interest Program (the “Program”) pursuant to the Omnibus Plan. The Program allows individuals who are eligible to receive awards under the Omnibus Plan, as selected by the Compensation Committee from time to time, to elect to receive RSUs under the Omnibus Plan in lieu of a specified percentage of cash compensation. The amount of compensation that a participant elects to reduce will be applied to the issuance of an award of RSUs under the Omnibus Plan (the “Alignment RSUs”), and the participant will receive an additional award of RSUs under the Omnibus Plan based upon a multiple of the Alignment RSUs (the “Vesting Multiple”) that corresponds to the length of the vesting period selected by the participant (the “Additional RSUs,” and collectively with the Alignment RSUs, the “Awarded RSUs”). The number of Alignment RSUs will be determined as of the second business day following the release of the Company’s fourth quarter earnings for the most recently completed fiscal year, or, if such date is not a trading day, then the trading day immediately following such date, and the Awarded RSUs will be granted to a participant as soon as administratively feasible following such date.
The Compensation Committee will determine the minimum and maximum percentage of each compensation type that may be reduced and applied to Alignment RSUs, the lengths of the vesting periods and the corresponding Vesting Multiples that may apply under the Program. Currently, participants may elect to receive Alignment RSUs in lieu of 10%, 25% or 50% of short-term incentive compensation that is earned with respect to a fiscal year, with the number of Additional RSUs being determined by application of a Vesting Multiple of 0.25x. Awarded RSUs will vest over three years, in substantially equal annual installments, generally subject to continued provision of services. As set forth in the form of RSU agreement governing the Awarded RSUs, in the event of a termination by the Company without “cause” or a resignation for “good reason” (each as defined in the Omnibus Plan), the Awarded RSUs will immediately vest in full.
Messrs. Manheimer and Blocher, along with certain other selected employees of the Company, are eligible to participate in the Program. Each of Messrs. Manheimer and Blocher elected to receive Alignment RSUs in lieu of 50% of their short-term incentive compensation with respect to the Company’s 2020 fiscal year.

AUDIT COMMITTEE REPORT
In connection with its function to oversee and monitor the Company’s financial reporting process, the Audit Committee has (1) reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2020; (2) discussed with KPMG LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; (3) received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and (4) has discussed with KPMG LLP its independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
Members of the Audit Committee
Lori Wittman (Chair)
Matthew Troxell
Michael Christodolou

FEES OF INDEPENDENT ACCOUNTANTS
The following table sets forth the aggregate fees billed to us by KPMG LLP for professional services rendered in 2019 and 2020.
(in thousands)	2020	2019
Audit Fees(1)	$1,772	$ —
Audit-Related Fees	—	—
Tax Fees(2)	231	—
All Other Fees	—	—
Total	$2,003	$—
(1)
Audit fees consist of fees incurred in connection with the audit of our annual financial statements, as well as services related to SEC matters, including review of registration statements filed and related issuances of comfort letters, consents and other services.

(2)	Tax fees consist of fees for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning.
Our Audit Committee Pre-Approval Policy provides that the Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent auditor and must pre-approve all audit, audit-related, tax and non-audit services to be performed by our independent auditor, other than certain de minimis non-audit services. In connection with our IPO, the Audit Committee adopted the Audit Committee Pre-Approval Policy, a policy pursuant to which it pre-approves all services to be provided by and fees to be paid to our independent auditor. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Board has adopted a written policy regarding transactions with related parties, which we refer to as our “related party transaction policy.” Our related party transaction policy requires that a “related person” (as defined in Item 404(a) of Regulation S-K) must promptly disclose all transactions with related parties (as described in Item 404(a) of Regulation S-K) to Chief Financial Officer or his designee. All related party transactions must be approved or ratified by either the Audit Committee. As a general rule, directors interested in a related party transaction will recuse themselves from any vote on a related party transaction in which they have an interest. The Audit Committee will consider all relevant facts and circumstances when deliberating such transactions, including whether such transactions are in, or not inconsistent with, the best interests of the Company.
Certain Transactions
Facilities Agreement with EB Arrow
In December 2019, we entered into a facilities agreement with a wholly owned subsidiary of EB Arrow Holdings, LLC (“EB Arrow”) pursuant to which we license a portion of EB Arrow’s office space for our Dallas, Texas headquarters for approximately $18,000 per month. In addition, we and EB Arrow have agreed to use commercially reasonable efforts to cooperate regarding certain shared services, including human resources, information technology and administrative/executive assistants. The facilities agreement has an initial term of three years, subject to automatic, successive one year extension periods, unless either party gives the other party written notice of its desire not to automatically renew the agreement at least 60 days prior to the expiration of the initial term or then applicable renewal term, as applicable.

RATIFICATION OF RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 2)
Our Audit Committee has retained KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021. A proposal will be presented at the Annual Meeting to ratify this retention. Ratification of the retention of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the stockholders fail to ratify such selection, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage KPMG LLP. Even if the retention of KPMG LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE RETENTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.
PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why did you send me this proxy statement?
We sent you this proxy statement because the Board is soliciting your proxy to vote at the Annual Meeting to be held on May 19, 2021, at 9:00 a.m. Central Daylight Time and at any postponements or adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.
Who can vote at the Annual Meeting?
Only stockholders of record as of the record date are entitled to vote at the Annual Meeting. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 25, 2021. On the record date, there were 28,432,643 shares of our common stock, par value $0.01 per share, outstanding. Our common stock is the only class of voting securities outstanding.
How many shares must be present to conduct the Annual Meeting?
We must have a quorum present in person or by proxy to conduct the Annual Meeting. A quorum is established when a majority of shares entitled to vote is present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted for purposes of determining whether a quorum is present.
What matters are to be voted on at the Annual Meeting?
The agenda for the Annual Meeting is to:
1.	elect seven directors;
2.	ratify the retention of KPMG LLP as our independent registered public accounting firm for 2021; and
3.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.
As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.
How does the Board recommend that I vote?
The Board recommends that you vote:
1.	FOR the election of each of our director nominees named in this proxy statement; and
2.	FOR the ratification of the retention of KPMG LLP as our independent registered public accounting firm for 2021.
How do I vote at the Annual Meeting?
Stockholders of record, who hold shares registered in their names, can vote by:
Internet www.proxyvote.com	Calling 1-800-690-6903 Toll-free from the U.S. or Canada	Mail Return the signed proxy card

Telephone and internet voting facilities for stockholders of record will be available 24 hours a day. You may vote over the telephone or via the Internet until 11:59 p.m. on May 18, 2021.
Stockholders of record and beneficial stockholders may vote online during the Annual Meeting. You may cast your vote electronically during the Annual Meeting using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number.
Beneficial owners, who own shares through a bank, brokerage firm, or other nominee, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the internet, as provided by the bank, broker, or other nominee. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.
Even if you plan to participate in our Annual Meeting via virtual web conference, please cast your vote as soon as possible.
Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by executing and returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this proxy statement and FOR the ratification of the retention of our independent registered public accounting firm.
As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.
During the Annual Meeting, a list of stockholders entitled to vote will be available for examination at www.virtualshareholdermeeting.com/NTST2021. The list will also be available for 10 days prior to the Annual Meeting at our principal executive office at the address listed above.
What does it mean if I receive more than one Notice?
You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).
May I change my vote?
Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, if you are a stockholder of record, you may submit another later dated proxy by telephone, Internet or mail or by voting your shares electronically on the virtual meeting platform at the Annual Meeting (your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote in person at the Annual Meeting to revoke your proxy). If you are a beneficial owner and your shares are held in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee, or if you have obtained a legal proxy from such entity giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting electronically on the virtual meeting platform.

What vote is required to elect directors and approve the other matters described in this proxy statement?
Because this is an uncontested election, the director nominees must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) (Proposal No. 1). Abstentions and broker non-votes will have no effect on the outcome of the election of directors. In an uncontested election, our Bylaws provide that any incumbent director that fails to receive a majority of votes cast shall immediately tender his or her resignation. Our Board, in a process managed by the Nominating Committee and following a recommendation by that committee, must decide whether or not to accept the tendered resignation.
For the ratification of the retention of KPMG LLP as our independent registered public accounting firm (Proposal No. 2), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will not be voted but will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have the effect of a negative vote on Proposal No. 2. Absent specific instructions on Proposal No. 2, brokers are permitted to exercise voting discretion with respect to such proposal. For additional information about broker non-votes see “How do I vote if my bank or broker holds my shares in ‘street name’?”
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the “stockholder of record” of those shares, and this proxy statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record.
How do I vote if my bank or broker holds my shares in “street name”?
If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposal No. 2 (ratification of auditors)), but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposal No. 1 (director elections)). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 2, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 1, your shares will not be voted on such proposal. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum and will have no effect on the non-routine proposals. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.
How many votes do I have?
Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting.
How will the votes be counted at the Annual Meeting?
The votes will be counted by the inspector of election appointed for the Annual Meeting.

How will the Company announce the voting results?
The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K.
Who pays for the Company’s solicitation of proxies?
The Board is soliciting your proxy to vote your shares of common stock at our Annual Meeting. We will bear the cost of soliciting proxies on behalf of the Company, including preparing, printing and mailing this proxy statement. Proxies may be solicited personally, by mail, email or by telephone by certain of our directors, officers, employees or representatives. Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.
What is “householding” and how does it work?
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice, proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to NETSTREIT Corp., 5910 N. Central Expressway, Suite 1600, Dallas, Texas 75206, Attention: Investor Relations.
How do I participate in the Annual Meeting?
We are hosting the Annual Meeting through a virtual web conference. You will not be able to attend the meeting in person. You will be able to attend the virtual annual meeting, vote your shares electronically, and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/NTST2021 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. The Annual Meeting will begin promptly at 9:00 a.m. Central Daylight Time. Online check-in will be available beginning at 8:30 a.m. Central Daylight Time. Please allow ample time for the online check-in process. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting.
As part of the Annual Meeting, we will hold a question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/NTST2021. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2022 pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than December 6, 2021. Stockholders who intend to present proposals at the annual meeting of stockholders in 2022 other than pursuant to Rule 14a-8 must comply with the notice provisions in our Bylaws. Under these requirements, the deadline for proposals brought under our Bylaws is December 6, 2021. Stockholder proposals should be addressed to NETSTREIT Corp., 5910 N. Central Expressway, Suite 1600, Dallas, Texas 75206, Attention: Andrew Blocher, Chief Financial Officer, Treasurer and Secretary.

OTHER MATTERS
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.
Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which we filed with the SEC, including the financial statements and schedule. If the person requesting the report was not a stockholder of record on March 25, 2021, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to NETSTREIT Corp., 5910 N. Central Expressway, Suite 1600, Dallas, Texas 75206, Attention: Andrew Blocher, Chief Financial Officer, Treasurer and Secretary.
YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE TODAY BY TELEPHONE, VIA THE INTERNET OR BY MAIL.

By Order of the Board of Directors,

Andrew Blocher
Chief Financial Officer, Treasurer and Secretary

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NTST2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D44933-P53511

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NETSTREIT CORP.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Mark Manheimer	☐	☐	☐
1b. Todd Minnis	☐	☐	☐
1c. Michael Christodolou	☐	☐	☐
1d. Heidi Everett	☐	☐	☐
1e. Matthew Troxell	☐	☐	☐
1f. Lori Wittman	☐	☐	☐
1g. Robin Zeigler	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.	**For**	**Against**	**Abstain**
2. Ratification of appointment of KPMG LLP as our independent registered public accounting firm for 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D44934-P53511

NETSTREIT CORP.
Annual Meeting of Stockholders
May 19, 2021 at 9:00 a.m. Central Daylight Time
This proxy is solicited on behalf of the Board of Directors of NETSTREIT Corp.

The stockholder(s) hereby appoint(s) Mark Manheimer and Andrew Blocher, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NETSTREIT Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Daylight Time on May 19, 2021, via the internet through a virtual web conference at www.virtualshareholdermeeting.com/NTST2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such discretion is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side